Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces First-Quarter 2021 Results

First-Quarter Financial Highlights
•Net sales of $1,347 million; year-over-year increase of 28.0%
•Net income of $228 million and net income per diluted share of $4.22, year-over-year increases of 156.2% and 155.8%, respectively
•Non-GAAP diluted EPS increases 79.4% year-over-year to $4.79
•Adjusted EBITDA increases 69.7% year-over-year to $341 million

Lincolnshire, Ill., May 4, 2021 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the first quarter ended April 3, 2021.

“I'm proud of our teams’ exceptional first quarter performance as we continue to realize a strong recovery from the pandemic. We achieved record quarterly sales and earnings which exceeded our expectations, despite industry supply chain challenges,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “We enter Q2 with a strong order backlog as we see global business demand recover and customers prioritizing spending on our solutions. This momentum drives our exceptionally strong Q2 sales growth expectation, and coupled with our encouraging pipeline of business, enables us to raise our full year 2021 outlook for both sales and profitability. We continue to be excited about our growing portfolio of solutions that digitize and automate our customers’ workflows in an increasingly on-demand economy."

$ in millions, except per share amounts	1Q21	1Q20	Change
Select reported measures:
Net sales	$1,347	$1,052	28.0%
Gross profit	655	473	38.5%
Gross margin	48.6%	45.0%	360 bps
Net income	228	89	156.2%
Net income margin	16.9%	8.5%	840 bps
Net income per diluted share	$4.22	$1.65	155.8%

Select Non-GAAP measures:
Adjusted net sales	$1,350	$1,052	28.3%
Organic net sales growth			25.0%
Adjusted gross profit	660	475	38.9%
Adjusted gross margin	48.9%	45.2%	370 bps
Adjusted EBITDA	341	201	69.7%
Adjusted EBITDA margin	25.3%	19.1%	620 bps
Non-GAAP net income	$258	$145	77.9%
Non-GAAP earnings per diluted share	$4.79	$2.67	79.4%
Net sales were $1,347 million in the first quarter of 2021 compared to $1,052 million in the first quarter of 2020. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $914 million in the first quarter of 2021 compared with $697 million in the first quarter of 2020. Asset Intelligence & Tracking ("AIT") segment net sales were $436 million in the first quarter of 2021 compared to $355 million in the prior year period. Consolidated organic net sales for the first quarter increased 25.0%. First-quarter year-over-year organic net sales increased by 26.8% in the EVM segment and increased by 21.4% in the AIT segment.

First-quarter 2021 gross profit was $655 million compared to $473 million in the prior year period. Gross margin increased to 48.6% for the first quarter of 2021, compared to 45.0% in the prior year period. This increase was primarily due to favorable business mix, higher service and software margin, $10 million net favorability in Chinese import tariffs, and contribution from higher margin business acquisitions. This favorability was partially offset by $11 million of incremental premium freight expense, and surcharges on certain component parts. Adjusted gross margin was 48.9% in the first quarter of 2021, compared to 45.2% in the prior year period.

Operating expenses increased in the first quarter of 2021 to $383 million from $322 million in the prior year period, primarily due to higher employee incentive-based compensation associated with improved financial performance; the inclusion of operating and amortization expenses associated with recently acquired businesses; and increased investment in research and development programs principally within our EVM segment. These increases were partially offset by lower travel expenses in the current year and the prior year costs associated with the 2019 Productivity Plan and product sourcing geographic diversification initiative. Adjusted operating expenses increased in the first quarter of 2021 to $337 million from $292 million in the prior year period.

Net income for the first quarter of 2021 was $228 million, or $4.22 per diluted share, compared to net income of $89 million, or $1.65 per diluted share, for the first quarter of 2020. Non-GAAP net income for the first quarter of 2021 increased to $258 million, or $4.79 per diluted share, compared to $145 million, or $2.67 per diluted share, for the prior year period.

Adjusted EBITDA for the first quarter of 2021 increased to $341 million, or 25.3% of adjusted net sales, compared to $201 million, or 19.1% of adjusted net sales, for the first quarter of 2020 due to higher gross margin and lower operating expenses as a percentage of sales.

Balance Sheet and Cash Flow
As of April 3, 2021, the company had cash and cash equivalents of $177 million and total debt of $1,096 million.

For the first three months of 2021, the company generated $224 million of operating cash flow and incurred capital expenditures of $10 million, resulting in free cash flow of $214 million. The company also made $13 million in venture investments.

For the first three months of 2021, the company made debt repayments of $156 million and cash interest payments of $9 million.

Outlook

Second Quarter 2021
The company expects second-quarter 2021 adjusted net sales to increase 38% to 42% from the second quarter of 2020 as the global economy continues to recover and we continue to realize pent-up demand from many customers. This expectation includes an approximately 450-500 basis point additive impact from the Reflexis acquisition and foreign currency translation, and reflects industry supply chain challenges.

Adjusted EBITDA margin for the second quarter of 2021 is expected to be in the range of 21% to 22%, which includes approximately $18 million of premium freight expense. Non-GAAP earnings per diluted share are expected to be in the range of $4.00 to $4.20. This assumes an adjusted effective tax rate of approximately 18%.

Full-Year 2021
The Company now expects adjusted net sales to increase 18% to 22% from 2020, which includes an approximately 3 percentage point additive impact from the Reflexis acquisition and foreign currency translation, and reflects industry supply chain challenges.

Adjusted EBITDA margin is now expected to be approximately 22% to 23%.

Free cash flow is now expected to be at least $850 million.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of the most directly comparable forward-looking GAAP financial measure as discussed under the "Forward-Looking Statements" caption below. This would include items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the first quarter of 2021. The conference call will be held today, Tuesday, May 4, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line in retail/e-commerce, manufacturing, transportation and logistics, healthcare, public sector and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, Zebra delivers industry-tailored, end-to-end solutions to enable every asset and worker to be visible, connected and fully optimized. The company’s market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. In 2020, Zebra made Forbes Global 2000 list for the second consecutive year and was listed among Fast Company’s Best Companies for Innovators. For more information, visit www.zebra.com or sign up for our news alerts. Participate in Zebra’s Your Edge blog, follow the company on LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters, public health issues (including pandemics), or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q.

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in the prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors	Media
Michael Steele, CFA, IRC	Therese Van Ryne
Vice President, Investor Relations	Director, Global Public Relations
Phone: + 1 847 793 6707	Phone: + 1 847 370 2317
msteele@zebra.com	therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	April 3, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$177	$168
Accounts receivable, net of allowances for doubtful accounts of $1 million as of April 3, 2021 and December 31, 2020	521	508
Inventories, net	528	511
Income tax receivable	7	16
Prepaid expenses and other current assets	110	70
Total Current assets	1,343	1,273
Property, plant and equipment, net	269	274
Right-of-use lease assets	129	135
Goodwill	2,989	2,988
Other intangibles, net	376	402
Deferred income taxes	133	139
Other long-term assets	172	164
Total Assets	$5,411	$5,375
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$134	$364
Accounts payable	573	601
Accrued liabilities	457	559
Deferred revenue	344	308
Income taxes payable	38	19
Total Current liabilities	1,546	1,851
Long-term debt	956	881
Long-term lease liabilities	122	129
Long-term deferred revenue	287	273
Other long-term liabilities	89	97
Total Liabilities	3,000	3,231
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	405	395
Treasury stock at cost, 18,641,691 and 18,689,775 shares as of April 3, 2021 and December 31, 2020, respectively	(919)	(919)
Retained earnings	2,964	2,736
Accumulated other comprehensive loss	(40)	(69)
Total Stockholders’ Equity	2,411	2,144
Total Liabilities and Stockholders’ Equity	$5,411	$5,375

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net sales:
Tangible products	$1,153	$901
Services and software	194	151
Total Net sales	1,347	1,052
Cost of sales:
Tangible products	591	486
Services and software	101	93
Total Cost of sales	692	579
Gross profit	655	473
Operating expenses:
Selling and marketing	134	122
Research and development	140	105
General and administrative	82	74
Amortization of intangible assets	26	16
Acquisition and integration costs	1	1
Exit and restructuring costs	—	4
Total Operating expenses	383	322
Operating income	272	151
Other income (expense):
Foreign exchange gain (loss)	2	(3)
Interest income (expense), net	2	(45)
Total Other income (expense), net	4	(48)
Income before income tax	276	103
Income tax expense	48	14
Net income	$228	$89
Basic earnings per share	$4.26	$1.66
Diluted earnings per share	$4.22	$1.65

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$228	$89
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	44	34
Share-based compensation	16	7
Deferred income taxes	(2)	(2)
Unrealized (gain) loss on forward interest rate swaps	(12)	34
Other, net	(1)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(15)	108
Inventories, net	(17)	33
Other assets	(18)	(4)
Accounts payable	(30)	(109)
Accrued liabilities	(47)	(87)
Deferred revenue	50	19
Income taxes	28	(16)
Other operating activities	—	2
Net cash provided by operating activities	224	108
Cash flows from investing activities:
Purchases of property, plant and equipment	(10)	(13)
Purchases of long-term investments	(13)	(2)
Net cash used in investing activities	(23)	(15)
Cash flows from financing activities:
Payments of long-term debt	(156)	(36)
Proceeds from issuance of long-term debt	—	157
Payments for repurchases of common stock	—	(200)
Net payments related to share-based compensation plans	(6)	(1)
Change in unremitted cash collections from servicing factored receivables	(19)	(22)
Other financing activities	—	4
Net cash used in financing activities	(181)	(98)
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	(2)	(1)
Net increase (decrease) in cash and cash equivalents, including restricted cash	18	(6)
Cash and cash equivalents, including restricted cash, at beginning of period	192	30
Cash and cash equivalents, including restricted cash, at end of period	$210	$24
Less restricted cash, included in Prepaid expenses and other current assets	(33)	—
Cash and cash equivalents at end of period	$177	$24
Supplemental disclosures of cash flow information:
Income taxes paid	$22	$30
Interest paid	$9	$9

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(Unaudited)

	Three Months Ended
	April 3, 2021
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	22.8%	31.1%	28.0%
Adjustments:
Impact of foreign currency translation (1)	(1.4)%	(1.7)%	(1.6)%
Impact of acquisitions (2)	—%	(2.6)%	(1.4)%
Consolidated Organic Net sales growth	21.4%	26.8%	25.0%

(1)Operating results reported in U.S. Dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. Dollar. This impact is calculated by translating the current period results at the currency exchange rates used in the comparable prior year period, inclusive of the Company’s foreign currency hedging program.

(2)For purposes of computing Organic Net sales growth, amounts directly attributable to the acquisition of Reflexis are excluded for twelve months following the September 1, 2020 acquisition date.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	April 3, 2021			March 28, 2020
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$436	$914	$1,347	$355	$697	$1,052
Reported Gross profit (1)	210	448	655	171	303	473
Gross Margin	48.2%	49.0%	48.6%	48.2%	43.5%	45.0%

Non-GAAP
Adjusted Net sales	$436	$914	$1,350	$355	$697	$1,052
Adjusted Gross profit (2)	210	450	660	171	304	475
Adjusted Gross Margin	48.2%	49.2%	48.9%	48.2%	43.6%	45.2%
(1)Consolidated results include corporate eliminations related to business acquisition purchase accounting adjustments that are not reported in segment results.
(2)Adjusted Gross profit excludes business acquisition purchase accounting adjustments, share-based compensation expense, and product sourcing diversification costs.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net income	$228	$89
Adjustments to Net sales(1)
Purchase accounting adjustments	3	—
Total adjustments to Net sales	3	—
Adjustments to Cost of sales(1)
Share-based compensation	2	1
Product sourcing diversification initiative	—	1
Total adjustments to Cost of sales	2	2
Adjustments to Operating expenses(1)
Amortization of intangible assets	26	16
Acquisition and integration costs	1	1
Share-based compensation	19	5
Exit and restructuring costs	—	4
Product sourcing diversification initiative	—	4
Total adjustments to Operating expenses	46	30
Adjustments to Other income (expense), net(1)
Amortization of debt issuance costs and discounts	1	1
Investment gain	(1)	—
Foreign exchange (gain) loss	(2)	3
Forward interest rate swap (gain) loss	(8)	35
Total adjustments to Other income (expense), net	(10)	39
Income tax effect of adjustments(2)
Reported income tax expense	48	14
Less: Adjusted income tax expense	(59)	(29)
Total adjustments to income tax	(11)	(15)
Total adjustments	30	56
Non-GAAP Net income	$258	$145

GAAP earnings per share
Basic	$4.26	$1.66
Diluted	$4.22	$1.65
Non-GAAP earnings per share
Basic	$4.83	$2.70
Diluted	$4.79	$2.67

Basic weighted average shares outstanding	53,484,265	53,760,873
Diluted weighted average and equivalent shares outstanding	53,964,330	54,318,044
(1)Presented on a pre-tax basis.
(2)Represents adjustments to GAAP income tax expense commensurate with pre-tax non-GAAP adjustments (including the resulting impacts to U.S. BEAT/GILTI provisions), as well as adjustments to exclude the impacts of certain discrete income tax items and incorporate the anticipated annualized effects of current year tax planning.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION TO EBITDA
(In millions)
(Unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Net income	$228	$89
Add back:
Depreciation (excluding exit and restructuring costs)	18	18
Amortization of intangible assets	26	16
Total Other (income) expense, net	(4)	48
Income tax expense	48	14
EBITDA (Non-GAAP)	316	185

Adjustments to Net sales
Purchase accounting adjustments	3	—
Total adjustments to Net sales	3	—
Adjustments to Cost of sales
Share-based compensation	2	1
Product sourcing diversification initiative	—	1
Total adjustments to Cost of sales	2	2
Adjustments to Operating expenses
Acquisition and integration costs	1	1
Share-based compensation	19	5
Exit and restructuring costs	—	4
Product sourcing diversification initiative	—	4
Total adjustments to Operating expenses	20	14
Total adjustments to EBITDA	25	16
Adjusted EBITDA (Non-GAAP)	$341	$201

Adjusted EBITDA % of Adjusted Net Sales	25.3%	19.1%

FREE CASH FLOW

	Three Months Ended
	April 3, 2021	March 28, 2020
Net cash provided by operating activities	$224	$108
Less: Purchases of property, plant and equipment	(10)	(13)
Free cash flow (Non-GAAP)(1)	$214	$95
(1)Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION

Effective January 1, 2021, we moved the retail solutions offering from our AIT segment into our EVM segment contemporaneous with a change in our organizational structure and management of the business. Prior period results have been revised to conform to the current segment presentation. This change does not have an impact to the Consolidated Financial Statements. The revised prior period results set forth below are GAAP measures. The effects of our segment change similarly impacted the Company's relevant Non-GAAP measures.

	2020					2019
	Q1 2020 QTD	Q2 2020 QTD	Q3 2020 QTD	Q4 2020 QTD	Q4 2020 YTD	Q1 2019 QTD	Q2 2019 QTD	Q3 2019 QTD	Q4 2019 QTD	Q4 2019 YTD
Net sales:
AIT Tangible products	$333	$251	$314	$400	$1,298	$320	$344	$337	$346	$1,347
AIT Services and software	22	22	25	25	94	23	21	29	27	100
Total AIT sales	355	273	339	425	1,392	343	365	366	373	1,447
EVM Tangible products	568	560	658	729	2,515	604	619	644	693	2,560
EVM Services and software	129	123	137	159	548	119	113	120	126	478
Total EVM sales	697	683	795	888	3,063	723	732	764	819	3,038
Total segment Net sales	1,052	956	1,134	1,313	4,455	1,066	1,097	1,130	1,192	4,485
Corporate, eliminations Tangible products	—	—	—	—	—	—	—	—	—	—
Corporate, eliminations Services and software	—	—	(2)	(5)	(7)	—	—	—	—	—
Total Net sales	1,052	956	1,132	1,308	4,448	1,066	1,097	1,130	1,192	4,485

Gross profit:
AIT	171	125	158	204	658	174	180	184	182	720
EVM	303	296	338	421	1,358	328	342	354	363	1,387
Corporate, eliminations	(1)	(2)	(3)	(7)	(13)	(1)	(2)	(3)	(1)	(7)
Total Gross profit	473	419	493	618	2,003	501	520	535	544	2,100

Gross margin
AIT	48.2%	45.8%	46.6%	48.0%	47.3%	50.7%	49.3%	50.3%	48.8%	49.8%
EVM	43.5%	43.3%	42.5%	47.4%	44.3%	45.4%	46.7%	46.3%	44.3%	45.7%

Operating expenses
AIT	89	73	80	98	340	89	95	91	94	369
EVM	208	207	217	256	888	220	230	221	229	900
Corporate, eliminations	25	20	46	33	124	33	35	38	33	139
Total Operating expenses	322	300	343	387	1,352	342	360	350	356	1,408

Operating income:
AIT	82	52	78	106	318	85	85	93	88	351
EVM	95	89	121	165	470	108	112	133	134	487
Total segment operating income	177	141	199	271	788	193	197	226	222	838
Corporate, eliminations	(26)	(22)	(49)	(40)	(137)	(34)	(37)	(41)	(34)	(146)
Total Operating income	$151	$119	$150	$231	$651	$159	$160	$185	$188	$692